UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

KENNETH COLE PRODUCTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	1-13082	13-3131650
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

603 West 50th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 265-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2012, Kenneth Cole Productions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, KCP Holdco, Inc., a Delaware corporation (“Parent”), and KCP Mergerco, Inc., a New York corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Parent was formed by the Company’s Chairman, Kenneth D. Cole, Chairman and Chief Creative Officer of the Company and the beneficial holder of approximately 46% of the Company’s outstanding common stock (representing approximately 89% of the voting power).

At the effective time of the Merger, each share of the Company’s common stock (other than shares owned by the Company, Mr. Cole, Parent, Merger Sub and their respective affiliated entities) will be converted into the right to receive $15.25 per share in cash, without interest and subject to any withholding taxes (the “Merger Consideration”), and Merger Sub will merge with and into the Company, with the Company surviving the merger as a subsidiary of Parent (the “Merger”).

A special committee consisting of independent members of the board of directors of the Company (the “Special Committee”), based in part on a fairness opinion issued to it by its financial advisor, Bank of America Merrill Lynch, unanimously determined that the Merger Agreement and the Merger were fair to and in the best interests of the Company and its public stockholders, and recommended that the Company’s Board of Directors approve the Merger and the Merger Agreement, and that the Company’s stockholders vote for the adoption of the Merger Agreement and approval of the Merger. Based on such recommendation of the Special Committee, the Company’s Board of Directors approved the Merger and the Merger Agreement, with Mr. Cole abstaining.

In connection with the Merger, Parent has entered into a commitment letter, dated as of June 6, 2012, with Wells Fargo Bank, National Association, Wells Fargo Capital Finance, LLC, 1903 Onshore Funding, LLC and Special Value Continuation Partners, LP (the “Debt Commitment Letter”) providing that the lenders identified therein shall provide up to $115 million of the required funding for the Merger through a combination of a $110 million revolving credit facility (up to $60 million of which may be used for the Merger) and a $55 million term loan facility (all of which is expected to be used for the Merger). This summary of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by the Debt Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, Parent has also entered into (i) a commitment letter, dated as of June 6, 2012, with Marlin Equities VII, LLC (the “Marlin Equity Commitment Letter”) providing that Marlin Equities VII, LLC shall purchase, directly or indirectly through one or more intermediate entities, equity securities of Parent, on the terms and subject to the conditions described therein, with an aggregate purchase price of $20,001,000 and (ii) a commitment letter, dated as of June 6, 2012 with Cole Family Holdco, LLC (“Family LLC”) and the Family Stockholders (as defined in the Merger Agreement) (the “Family Commitment Letter”, and together with the Marlin Equity Commitment Letter, the “Equity Commitment Letters”) providing that Family LLC and Mr. Cole shall jointly and severally purchase, directly or indirectly through one or more intermediate entities, equity securities of Parent, on the terms and subject to the conditions described therein, with an aggregate purchase price of $15,000,000. Family LLC and Mr. Cole may assign or transfer a portion of their commitment to unaffiliated third parties, provided that no such assignment or transfer shall reduce their commitment or relieve Family LLC and Mr. Cole of their obligations under the Family Commitment Letter. In addition, the Family Commitment Letter requires each Family Stockholder to consummate the transactions contemplated by the Rollover Agreement (as defined below) by which the Family Stockholders will invest all of the Company shares they own in the Merger, which shares are valued at approximately $128 million (based on the $15.25 per share merger consideration described above).

The proceeds of the Equity Commitment Letters shall be used by Parent to satisfy the remaining portion of the funding required for the Merger not satisfied by the funds provided pursuant to the Debt Commitment Letter or from the Issuer’s cash-on-hand. This summary of the Equity Commitment Letters does not purport to be complete and is qualified in its entirety by the Equity Commitment Letters which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

2

In connection with the execution of the Merger Agreement, the Family Stockholders entered into a Rollover Agreement, dated as of the date of the Merger Agreement, with Family LLC (the “Rollover Agreement”), in which each of the Family Stockholders agreed, subject to the terms and conditions set forth therein, to assign, transfer, convey and deliver all of the shares of the Company’s Class A common stock and Class B common stock owned by such parties (collectively, the “Family Shares”) to Family LLC in exchange for equity interests in Family LLC, immediately prior to the effective time of the Merger. In addition to the Rollover Agreement, Family LLC entered into an Exchange Agreement, dated as of the date of the Merger Agreement, with Parent and KCP Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Intermediate Holdco”), pursuant to which Family LLC agreed to contribute the Family Shares to Parent, which will in turn contribute the Family Shares to Intermediate Holdco, in each case immediately prior to the effective time of the Merger. The foregoing summary of the Rollover Agreement and Exchange Agreement does not purport to be complete and is qualified in its entirety by the Rollover Agreement and Exchange Agreement, which are attached hereto as Exhibits 10.4 and 10.5 and incorporated herein by reference.

In addition, Mr. Cole entered into a Limited Guarantee with the Company, dated as of the date of the Merger Agreement (the “Limited Guarantee”). Under the Limited Guarantee, Mr. Cole guarantees to the Company the due and punctual payment of any obligation or liability payable by Parent or Merger Sub under the Merger Agreement to pay Parent’s and Merger Sub’s expenses, to reimburse the Company’s expenses, to pay the Financing Failure Termination Fee or the Reverse Termination Fee (each as defined in the Merger Agreement) and to pay damages in the event of any breach by Parent or Merger Sub of the Merger Agreement, in each case if, as and when such obligation or liability becomes payable under the terms and subject to the conditions and limitations of the Merger Agreement. This summary of the Limited Guarantee does not purport to be complete and is qualified in its entirety by the Limited Guarantee, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholders meeting that will be held on a date to be announced. The closing of the Merger is subject to a non-waivable condition that the Merger Agreement is approved by the affirmative vote of the holders of (i) at least a majority of all outstanding shares of common stock and (ii) at least a majority of all outstanding shares of Class A common stock held by stockholders other than Mr. Cole and the other Family Stockholders and their respective affiliates and associates.

In connection with the execution of the Merger Agreement, the Family Stockholders entered into a Voting Agreement, dated the date of the Merger Agreement, with the Company (the “Voting Agreement”), in which each Family Stockholder agreed, subject to the terms and conditions set forth therein, to vote the Family Shares in favor of the Merger Agreement and the transactions contemplated thereby. The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by the Voting Agreement, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Each party’s obligation to consummate the Merger is also subject to certain other conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain qualifiers, as applicable) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. Parent’s obligation to close is also conditioned on there not having occurred a Material Adverse Effect (as defined in the Merger Agreement) at the Company.

The Company may not solicit other proposals or, subject to exceptions that permit the Company’s Board of Directors (or the Special Committee) to furnish information under certain circumstances, participate in any discussions or negotiations in response to unsolicited proposals for alternative business combination transactions.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that upon the termination of the Agreement under certain circumstances, the Company will be required to reimburse Parent for its transaction expenses. In addition, under certain circumstances, Parent will be required to reimburse the Company for its transaction expenses. The Merger Agreement further provides for the payment of termination fees in certain circumstances, including if the Merger Agreement is terminated due to the Company’s Board of Directors changing its recommendation to the shareholders in response to a superior proposal or intervening event or as otherwise required under applicable law (including their fiduciary duties thereunder), or where the Merger Agreement is terminated due to an intentional breach or failure to perform by Parent or Merger Sub, or a Financing Failure (as defined in the Merger Agreement) in which case Parent pays the Company a termination fee.

On June 6, 2012, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing description of the Merger Agreement attached hereto as Exhibit 2.1 and the other exhibits furnished herewith to this Current Report on Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the description of the Merger Agreement and the other agreements described above do not purport to describe all of the terms of such agreements, and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transaction, the Company will file a proxy statement with the SEC. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY, 10019 or from the Company’s website at www.kennethcole.com.

The Company and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders that will occur in connection with the transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in the Company’s proxy statements and its Annual Report on Form 10-K, as amended by its Form 10-K/A, previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to the Company at the address above, or at www.kennethcole.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 6, 2012, between Kenneth Cole Productions, Inc., KCP Holdco, Inc., and KCP Mergerco, Inc.

10.1	Debt Commitment Letter, dated June 6, 2012, between KCP Holdco, Inc., Wells Fargo Bank, National Association, Wells Fargo Capital Finance, LLC, 1903 Onshore Funding, LLC and Special Value Continuation Partners, LP

10.2	Equity Commitment Letter, dated June 6, 2012, between KCP Holdco, Inc. and Marlin Equities VII, LLC

Exhibit No.	Description

10.3	Equity Commitment Letter, dated June 6, 2012, between KCP Holdco, Inc., Cole Family Holdco, LLC, Kenneth D. Cole, KMC Partners, L.P. and Robyn Transport as Trustee of the Family Trust u/a/d 4/26/10, KDC July 2010 GRAT u/a/d 7/12/10, KDC 2009 GRAT u/a/d 2/2/09, KDC 2009 Family GRAT u/a/d 2/2/09 and Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94

10.4	Rollover Agreement, dated June 6, 2012, between KCP Holdco, Inc., Cole Family Holdco, LLC, Kenneth D. Cole, KMC Partners, L.P. and Robyn Transport as Trustee of the Family Trust u/a/d 4/26/10, KDC July 2010 GRAT u/a/d 7/12/10, KDC 2009 GRAT u/a/d 2/2/09, KDC 2009 Family GRAT u/a/d 2/2/09 and Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94.

10.5	Exchange Agreement, dated June 6, 2012, between KCP Holdco, Inc., Cole Family Holdco, LLC and KCP Acquisitions, Inc.

10.6	Limited Guarantee, dated June 6, 2012, between Kenneth Cole Productions, Inc. and Kenneth D. Cole.

10.7	Voting Agreement, dated as of June 6, 2012, by and among KMC Partners L.P., Kenneth D. Cole, Robyn Transport as Trustee of the Family Trust u/a/d 4/26/10, KDC July 2010 GRAT u/a/d 7/12/10, KDC 2009 GRAT u/a/d 2/2/09, KDC 2009 Family GRAT u/a/d 2/2/09, Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94, and as Special Fund Trustee of the Kenneth Cole Foundation, and Kenneth Cole Productions, Inc.

99.1	Press Release, dated June 6, 2012

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This document contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations or beliefs about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. These include uncertainties regarding whether an acquisition of the Company will be consummated upon the terms contemplated by the merger agreement or at all, whether financing will be available on acceptable terms or at all, whether the Company’s shareholders will approve the transaction and whether the other conditions to consummate the transaction will be satisfied. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including its annual report on Form 10-K for the year ended December 31, 2011. The shareholders of the Company and other readers are cautioned not to put undue reliance on any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012

KENNETH COLE PRODUCTIONS, INC.

By:	/s/ David P. Edelman
Name: David P. Edelman
Title: Chief Financial Officer (Principal Financial and Accounting Officer)